Exhibit 99.1

Contacts:
Harriet Brand
The Princeton Review
(212) 874-8282 ext. 1091

Robin Raskin
The Princeton Review
(212) 874-8282 ext. 1647

FOR IMMEDIATE RELEASE

The Princeton Review Reschedules Release of Financial Results for 2004

New York, NY, March 15, 2005 -- The Princeton Review, Inc. (Nasdaq: REVU), a leading provider of test preparation, educational support, and college admissions services, today announced that it will file an extension notification with the Securities and Exchange Commission for its annual report on Form 10-K to allow it additional time to complete the preparation of its consolidated financial statements.

Accordingly, the Company will not release its 2004 financial results today, as previously announced, but will release its financial results for the quarter and year ended December 31, 2004 before the market opens on Friday, March 18, 2005.  Following the release, the Company’s management will host a conference call at 10:00 a.m. EDT to discuss results for the quarter and the year, as well as other business highlights.

The Company anticipates that these results will be generally consistent with those announced by the Company in its February 17, 2005 Preliminary Earnings Release, with the significant exception that the Company will be recording an additional non cash tax expense in the form of a valuation allowance against its deferred tax asset for the full amount of the asset, which is approximately $22 million. This valuation allowance has been deemed necessary under generally accepted accounting practices based primarily on cumulative losses in recent periods.

A copy of the Company’s press release announcing its 2004 financial results will be available beginning March 18, 2005 at http://ir.princetonreview.com/releases.cfm.  To participate on the live call, investors should dial (913) 981-5533 approximately ten minutes prior to the start time.  In addition, the call will be available via live webcast over the Internet.  To access the live webcast of the conference call, please go to http://ir.princetonreview.com/medialist.cfm 15 minutes prior to the start time of the call to register.  An archived webcast will be available on the Company’s website at http://ir.princetonreview.com/medialist.cfm.  Additionally, a replay of the call can be accessed by dialing either (888) 203-1112 or (719) 457-0820, passcode 9147654, through March 22, 2005.

About The Princeton Review
The Princeton Review (Nasdaq: REVU) is a pioneer in the world of education. Founded in 1981 and headquartered in New York City, the Company offers private tutoring and classroom and online test preparation to help students improve their scores in college and graduate school admissions tests. The Company’s free website, www.PrincetonReview.com, helps over half of university-bound students research, apply to, prepare for, and learn how to pay for their higher education, and helps hundreds of colleges and universities streamline their admissions and recruiting activities. In addition, The Princeton Review works with school districts around the U.S. to measurably strengthen students’ academic skills by connecting ongoing assessment with professional development and instruction and by providing districts with college and career resources for both students and guidance counselors. The Company also authors more than 200 print and software titles on test preparation, college and graduate school selection and admissions, and related topics.

Safe Harbor Statement
All statements in this press release that are not historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements may be identified by words such as “believe”, “intend,” “expect”, “may”, “could”, “would”, “will”, “should”, “plan”, “project”, “contemplate”, “anticipate”, or similar statements.  Because these statements reflect The Princeton Review’s current views concerning future events, these forward-looking statements are subject to risks and uncertainties.  The Princeton Review’s actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, demand for the company’s products and services; the company’s ability to compete effectively and adjust to rapidly changing market dynamics; the timing of revenue recognition from significant contracts with schools and school districts; market acceptance of the company’s newer products and services; continued federal and state focus on assessment and remediation in K-12 education; and the other factors described under the caption “Risk Factors” in The Princeton Review’s filings with  the Securities and Exchange Commission.  The Princeton Review undertakes no obligation to update publicly any forward-looking statements contained in this press release.